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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       SHAMROCK LOGISTICS OPERATIONS, L.P.


         This Certificate of Amendment to the Certificate of Limited Partnership of Shamrock Logistics Operations, L.P. (the "Partnership") is executed and filed pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, by Riverwalk Logistics, L.P., a Delaware limited partnership (the "General Partner"), as the general partner of the Partnership. The General Partner DOES HEREBY CERTIFY as follows:

1. The name of the limited partnership is Shamrock Logistics Operations, L.P.

2. The Certificate of Limited Partnership of the Partnership is hereby amended to reflect the substitution of Riverwalk Logistics, L.P. as a general partner of the Partnership, and the removal of Shamrock Logistics GP, LLC, by deleting Item 3 of the Certificate of Limited Partnership in its entirety and adding the following:

3.       The name and business address of the General Partner is as follows:

         General Partner                    Address
         ---------------                    -------

         Riverwalk Logistics, L.P.          6000 North Loop 1604 West
                                            San Antonio, Texas 78249


         IN WITNESS WHEREOF, the General Partner has executed this Certificate of Amendment to the Certificate of Limited Partnership of Shamrock Logistics Operations, L.P. as of the 5th day of June, 2000.

                                      GENERAL PARTNER

                                      RIVERWALK LOGISTICS, L.P.

                                      By:  Shamrock Logistics GP, LLC,
                                           its General Partner


                                      By:  /s/ Curt V. Anastasio
                                           ----------------------------------
                                      Name:    C. V. Anastasio
                                      Title:   President and Chief Operating
                                               Officer